       As filed with the Securities and Exchange Commission on September 4, 1998
                                                  Registration No. 333-_________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                                   ATG INC.
            (Exact name of registrant as specified in its charter)


        CALIFORNIA                                      94-2657762
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)


                             --------------------

                            47375 FREMONT BOULEVARD
                          FREMONT, CALIFORNIA  94538
                                (510) 490-3008
         (Address and telephone number of principal executive offices)

                             --------------------

                     ATG INC. EMPLOYEE STOCK PURCHASE PLAN
                        ATG INC. 1994 STOCK OPTION PLAN
            ATG INC. 1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                 ATG INC. 1998 STOCK OWNERSHIP INCENTIVE PLAN
                           (Full title of the plans)

                                DOREEN M. CHIU
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   ATG INC.
                            47375 FREMONT BOULEVARD
                          FREMONT, CALIFORNIA  94538
                                (510) 490-3008
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             --------------------

                         Copies of communications to:
                            BRIAN A. SULLIVAN, ESQ.
                               MILLER & HOLGUIN
                            1801 CENTURY PARK EAST
                                 SEVENTH FLOOR
                        LOS ANGELES, CALIFORNIA  90067
                                (310) 556-1990

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
 TO BE REGISTERED        REGISTERED            SHARE(1)             PRICE(1)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
Common Stock            1,854,000 shares         $4.20              $7,786,800             $2,360
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to options previously granted under, respectively, the Registrant's 1994 Stock Option Plan, the Registrant's 1998 Non-Employee Directors Stock Option Plan and the Registrant's 1998 Stock Ownership Incentive Plan, and (b) for shares subject to options granted after the date hereof under such plans or issuable under the Registrant's Employee Stock Purchase Plan, the average of the high and low price of the Company's Common Stock on August 31, 1998, as reported on the National Association of Securities Dealers Automated Quotation System.

                                                                NUMBER OF          OFFERING PRICE
                       TYPE OF SHARES                            SHARES              PER SHARE
-------------------------------------------------------------------------------------------------
Shares issuable pursuant to options outstanding under the
ATG Inc. 1994 Stock Option Plan                                  954,000                $2.17 (a)
-------------------------------------------------------------------------------------------------
Shares issuable pursuant to options outstanding and upon
exercise of options available for grant under the ATG Inc.
1998 Stock Ownership Incentive Plan                              500,000                $6.42 (b)
-------------------------------------------------------------------------------------------------
Shares issuable pursuant to options outstanding and upon
exercise of options available for grant under the ATG Inc.
1998 Non-Employee Directors Stock Option Plan                    200,000                $7.06 (b)
-------------------------------------------------------------------------------------------------
Shares issuable pursuant to options outstanding and upon
exercise of options available for grant under the ATG Inc.
Employee Stock Purchase Plan                                     200,000                $5.47 (b)
-------------------------------------------------------------------------------------------------

(a)  Based on the weighted average exercise price of options outstanding.

(b) Based on the weighted average exercise price of options outstanding (to the extent determinable as of the date of filing of this Registration Statement), and on the offering price of the Company's Common Stock as computed in accordance with Rule 457(c) and (h) promulgated under the Securities Act.

                    INCORPORATION OF DOCUMENTS BY REFERENCE
                    ---------------------------------------

     The following documents filed by ATG Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     1. The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     2. The description of the Company's Common Stock which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     3. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

     4. All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES
                           -------------------------

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL
                    --------------------------------------

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

     The Company's Amended and Restated Articles of Incorporation, as amended ("Articles"), provide that, pursuant to the California Corporations Code, the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by, or in the right of, the Company for breach of a director's duties to the Company or its shareholders. This provision in the Articles does not eliminate the directors' fiduciary duty and does not apply for certain liabilities: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (vi) with respect to certain transactions or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision also does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

     The Articles also authorize the Company to indemnify the directors and officers of the Company to the fullest extent permissible under California law.
Section 317 of the California Corporations Code ("Section 317") provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 317 also provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 317 provides further that to the extent a director or officer of a California corporation has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification authorized by Section 317 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 317.

                      EXEMPTION FROM REGISTRATION CLAIMED
                      -----------------------------------

     Not applicable.

                                   EXHIBITS
                                   --------

        EXHIBIT
        NUMBER          DESCRIPTION OF EXHIBIT
        -------         ----------------------

         5.1            Opinion of Miller & Holguin.

        23.1            Consent of PricewaterhouseCoopers L.L.P.

        23.2            Consent of Miller & Holguin. Reference is made to
                        Exhibit 5.1.

        24.1 Power of Attorney. Reference is made to the signature page.

        99.1*           Employee Stock Purchase Plan

        99.2*           1998 Stock Ownership Incentive Plan

        99.3*           1998 Non-Employee Directors Stock Option Plan

        99.4            ATG Inc. 1994 Stock Option Plan

________________________

* Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-46107), as amended through the date hereof, which exhibit is incorporated herein by reference.

                                 UNDERTAKINGS
                                 ------------

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of such registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in such registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in such effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in such registration statement or any material change to such information in such registration statement;

               Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in such registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly cause this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 2nd day of September, 1998.

                                   ATG INC.



                             By:  /s/ Doreen M. Chiu
                                  ------------------
                                  Doreen M. Chiu
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Doreen M. Chiu and Steven J. Guerrettaz, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




           SIGNATURE                           TITLE                                 DATE
           ---------                           -----                                 ----
/s/ Doreen M. Chiu                      Chairman, Chief Executive               September 2, 1998
--------------------------------        Officer and President
Doreen M. Chiu                          (Principal Executive Officer)

/s/ Steven J. Guerrettaz                Chief Financial Officer                 September 2, 1998
--------------------------------        and Director (Principal
Steven J. Guerrettaz                    Financial and Accounting Officer)

/s/ Frank Y. Chiu                       Director                                September 2, 1998
--------------------------------
Frank Y. Chiu

/s/ William M. Hewitt                   Director                                September 2, 1998
--------------------------------
William M. Hewitt

                                EXHIBIT INDEX
                                -------------


        EXHIBIT
        -------
        NUMBER                          DESCRIPTION OF EXHIBIT
        ------                          ----------------------

         5.1                            Opinion of Miller & Holguin.

        23.1                            Consent of PricewaterhouseCoopers L.L.P.

        23.2                            Consent of Miller & Holguin.  Reference
                                        is made to Exhibit 5.1.

        24.1 Power of Attorney. Reference is made to the signature page.

        99.1*                           Employee Stock Purchase Plan

        99.2*                           1998 Stock Ownership Incentive Plan

        99.3*                           1998 Non-Employee Directors Stock Option
                                        Plan

        99.4                            ATG Inc. 1994 Stock Option Plan

       ________________________

       *Filed as an exhibit to the Company's Registration Statement on Form
        S-1 (No. 333-46107), as amended through the date hereof, which exhibit is incorporated herein by reference.